Exhibit 10.3
FORM OF

LTIP UNIT AWARD CERTIFICATE

Non-transferable
GRANT TO

(“Grantee”)

by CatchMark Timber Operating Partnership, L.P. (the “Company”) of
_______ Unvested LTIP Units (the “LTIP Units”) (as defined in the LP Agreement)

pursuant to and subject to the provisions of the CatchMark Timber Trust, Inc. LTI Program Plan (the “LTIP”) and the CatchMark Timber Trust, Inc. Amended and Restated Independent Director Compensation Plan (the “Director Plan”), each of which operates as a sub-plan of the CatchMark Timber Trust, Inc. 2021 Incentive Plan (the “Equity Incentive Plan”) and to the terms and conditions set forth in this award certificate (this “Certificate”).

100% of the Unvested LTIP Units will become Vested LTIP Units (on a one-for-one basis) on the date of the General Partner’s Annual Meeting in _______, subject to Grantee’s Continuous Service on such date.

By accepting the LTIP Units, Grantee shall be deemed to have agreed to the terms and conditions set forth in this Certificate, the LP Agreement, the LTIP, the Director Plan and the Equity Incentive Plan. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the LTIP, the Director Plan and the Equity Incentive Plan. In addition, certain terms are defined in Section 14 hereof.

IN WITNESS WHEREOF, CatchMark Timber Operating Partnership, L.P., acting by and through its duly authorized officers, has caused this Certificate to be duly executed.

CATCHMARK TIMBER OPERATING PARTNERSHIP, L.P. By: CatchMark Timber Trust, Inc., its General Partner By: Brian M. Davis Its: Chief Executive Officer and President	Grant Date:

Exhibit 10.3

TERMS AND CONDITIONS

1. Nature of Award. Subject to the terms of the LP Agreement, the LTIP, the Director Plan, the Equity Incentive Plan and this Certificate, the profits interests granted hereby represent Unvested LTIP Units in the Company issued in the Grantee’s name as of the Grant Date. By accepting this Certificate, Grantee hereby acknowledges and agrees that he or she is bound by the terms and conditions of the LTIP, the Director Plan, the Equity Incentive Plan and the LP Agreement (including certain rights and obligations with respect to the LTIP Units granted hereunder).

2. Conversion to Vested LTIP Units. Except as otherwise provided herein:

(a)	100% of the Unvested LTIP Units will become Vested LTIP Units (on a one-for-one basis) on the date of the General Partner’s Annual Meeting in ________, subject to Grantee’s Continuous Service on such date; and
(b)	100% of the Unvested LTIP Units will become Vested LTIP Units (on a one-for-one basis) on the date of termination of Grantee’s Continuous Service by reason of his or her death or Disability.

If Grantee’s Continuous Service is terminated for any reason other than as set forth in Section 2(b), then all of the Unvested LTIP Units shall be forfeited and reconveyed to the Company on the date of such termination of Continuous Service without further consideration or any act or action by Grantee.

3. Distribution Equivalent Rights (“DERs”). The Company shall establish, with respect to each LTIP Unit, a separate bookkeeping account for such LTIP Unit (a “DER Account”), which shall be credited (without interest) with an amount equal to any cash distributions made by the Company with respect to a Common Unit during the period beginning on the Grant Date and ending on the date, if any, that the Unvested LTIP Unit becomes a Vested LTIP Unit. Upon the LTIP Unit becoming a Vested LTIP Unit, the DER Account with respect to such Vested LTIP Unit shall also become vested. Similarly, upon the forfeiture of an LTIP Unit, the DER Account with respect to such forfeited LTIP Unit shall also be forfeited. As soon as reasonably practical, but not later than thirty (30) days, following the date that an LTIP Unit becomes a Vested LTIP Unit, the Company shall cause to be paid to Grantee an amount of cash equal to the amount then credited to the DER Account maintained with respect to such Vested LTIP Unit.

4. Section 83(b) Election. As a condition to the issuance of the LTIP Units, Grantee shall make an election under Section 83(b) of the Code within 30 days after the Grant Date and shall promptly provide written evidence of any such election to the Company. The Grantee acknowledges and agrees that neither the Company nor any of its Affiliates shall bear any responsibility or liability for any adverse tax consequences to the Grantee relating to Section 83 of the Code or to the making of (or any failure to make) an election pursuant to Section 83(b) of the Code with respect to the LTIP Units. A form of 83(b) election is attached hereto as Exhibit A.

5. Restrictions on Transfer and Pledge. Except as provided in the LP Agreement, Grantee may not, directly or indirectly, Transfer any portion of the LTIP Units or the DER Account. Any purported Transfer in violation of this Certificate or the LP Agreement shall be null ab initio and of no force and effect, and the Company shall not recognize any such Transfer or accord to any purported transferee any rights with respect to the LTIP Units or DER Account or any rights as a holder of a Partnership Interest. Notwithstanding the LP Agreement, no right or interest of Grantee in any Unvested LTIP Units or DER Account may be Transferred to or in favor of any party other than the Company or an Affiliate of the Company, without the prior consent of the Committee.

6. No Right of Continued Service. Nothing in this Certificate shall interfere with or limit in any way the right of the General Partner, the Company or any other Affiliate of the Company to terminate Grantee’s service at any time, nor confer upon Grantee any right to continue to provide services to, the General Partner, the Company or any other Affiliate of the Company.

7. Severability. If any one or more of the provisions contained in this Certificate are invalid, illegal or unenforceable, the other provisions of this Certificate will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

Exhibit 10.3

8. Clawback. The LTIP Units shall be subject to any compensation recoupment policy of the General Partner that is applicable by its terms to Grantee and to awards of this type.

9. Plan Controls. The terms contained in the LTIP, the Director Plan and the Equity Incentive Plan are incorporated into and made a part of this Certificate and this Certificate shall be governed by and construed in accordance with the LTIP, the Director Plan and the Equity Incentive Plan. In the event of any actual or alleged conflict between the provisions of the LTIP, the Director Plan and the Equity Incentive Plan and the provisions of this Certificate, the provisions of the LTIP, the Director Plan and the Equity Incentive Plan shall be controlling and determinative.

10. Successors. This Certificate shall be binding upon any successor of the Company, in accordance with the terms of this Certificate, the LTIP, the Director Plan and the Equity Incentive Plan.

11. Notice. Notices and communications under this Certificate must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to CatchMark Timber Operating Partnership, L.P., c/o CatchMark Timber Trust, Inc., 5 Concourse Parkway, Suite 2650, Atlanta, GA 30328: Attn: Secretary, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.

12. Joinder Agreement. As a condition to the issuance of the LTIP Units, within 30 days after the Grant Date, the Grantee shall enter into and execute a joinder to the LP Agreement in the form attached hereto as Exhibit B. Notwithstanding the foregoing, Grantee shall not be required to execute a joinder to the LP Agreement if Grantee has previously executed such a joinder in connection with a previous grant of LTIP Units.

13. Legal Limitations or Restrictions. As a condition to the issuance of the LTIP Units hereunder, Grantee acknowledges and agrees that the LTIP Units and related DER Account shall be subject to any contractual or legal limitations or restrictions imposed on the Company (including under any credit or similar agreement).

14. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the LTIP, the Director Plan and the Equity Incentive Plan. In addition, and notwithstanding any contrary definition in the LTIP, Director Plan or the Equity Incentive Plan, for purposes of this Agreement:

(a)	“Affiliate” shall have the meaning set forth in the LP Agreement.
(b)	“General Partner” or “GP” means CatchMark Timber Trust, Inc.
(c)	“Grant Date” means ______________
(d)	“Transfer” shall have the meaning set forth in the LP Agreement.
(e)	“Vested LTIP Units” shall have the meaning set forth in the LP Agreement.

Exhibit 10.3

EXHIBIT A

ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

Taxpayer’s Name:
Taxpayer’s Address:
Taxpayer’s Social Security Number:
Taxable Year: Calendar Year_____________

2	The property with respect to which the election is made is described as follows: .

3	The date on which the property was transferred is:

4	The property is subject to the following restrictions:

5
The fair market value of the property at the time of transfer (determined without regard to any restriction other than restrictions which by their terms will never lapse) was: $ per unit ($ 0 in the aggregate).

6	The amount (if any) the taxpayer paid for such property was: $ per unit

7	The amount to include in gross income of the taxpayer is: $

The undersigned has submitted a copy of this statement to the Company, which is the entity for which the services were performed in connection with the undersigned’s receipt of the above-described property. The taxpayer is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:
[NAME]

_______________, ______

Certified Mail Receipt No: ____________________________

Department of the Treasury
Internal Revenue Service
__________________, _____ __________________

Exhibit 10.3

Section 83(b) Election

Dear Sir or Madam:

Please find enclosed an election and statement made pursuant to the provisions of Section 83(b) of the Internal Revenue Code and applicable Treasury Regulations. Please process this in your usual manner.

Sincerely,

[NAME]

cc: CatchMark Timber Operating Partnership, L.P.

Exhibit 10.3

EXHIBIT B

JOINDER AGREEMENT
TO LP AGREEMENT

THIS JOINDER AGREEMENT TO LP AGREEMENT (this “Joinder Agreement”) is executed and delivered as of the _____day of ______, 20___ by the undersigned. All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Second Amended and Restated Agreement of Limited Partnership of CatchMark Timber Operating Partnership, L.P. (the “LP Agreement”).

WHEREAS, the undersigned shall receive a grant of LTIP Units; and

WHEREAS, in connection with the grant of such LTIP Units, the undersigned must enter into the LP Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

The undersigned hereby acknowledges and agrees with the Company that, effective as of the date of this Joinder Agreement, he/she shall become a LTIP Unit Limited Partner and acknowledges receipt of, and agrees to be bound the terms and conditions of, the LP Agreement, as if a signatory thereto.

IN WITNESS WHEREOF, the parties have executed this Joinder Agreement on the day and year first set forth above.

Name:

Accepted:

CATCHMARK TIMBER OPERATING PARTNERSHIP, L.P.

By: CatchMark Timber Trust, Inc., its General Partner

By:
Name:
Title: